Example Template : 77O





















DWS MID CAP VALUE FUND










N-Sar December 1, 2013 - May 31, 2014










Security Purchased
Cusip
Purchase/
Trade
Date
 Size (Shr) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of
shares
Purch by
Fund
% of Offering
Purchased by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Hilton Worldwide Holdings
US43300A1043
12/12/2013

$20.00
$2,200,000,000
17,899
0.02%

DB, GS, BAC, MS
GS
Investors Bancorp
US46146L1017
4/28/2014

$10.00
$242,798,110
7,310,124
0.34%

DB, JMP,Wells Fargo, BAC,CITI
JPM